UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2024

Digital Utilities Ventures,Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-50342	86-0515411
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
40 Good Counsel Drive, Suite 200 Mankato, MN 56001
(617) 588-0068 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.01 Completion of Acquisition

On May14, 2024 Digital Utilities Ventures, Inc., a Delaware Corporation (the “Company”), consummated a Common Stock Purchase Agreement (“Agreement”), made effective March 31, 2024, by which it acquired a majority interest (51%) in Feed Earth Now, LLC, an Illinois limited liability company (“FEN”) in exchange for shares of common and preferred stock of the Company, as follows:

1.       The Company has issued One Hundred Million (100,000,000) shares of common stock to the owners of FEN.

2.       The Company has also issued One Hundred Forty Million (140,000,000) Class “C” Preferred Shares to the owners of FEN. The Class “C” Preferred Shares have conversion rights into Class A Common Stock on a 1:1 basis and also carry a 10:1 voting preference in relation to the Class A Common Shares.

Additionally, the Company has restructured its outstanding debt to FEN of $337,000 into a promissory note (the “Note”) at the rate of 5% per annum, with a six-month maturity and with payments as follows:

a) Payment of Five Thousand Dollars ($5,000) per month applied first to restructuring delay fees, then interest then principal reduction until the Note is fully satisfied;

b) Additionally, there is an ongoing payment to FEN for use of the FEN technology by the Company equal to 20% of the sales of the Easy FEN Modular Microbial Production Equipment, half of which will be applied first to outstanding interest and then to principal reduction on the Note. The remaining half is currently due and owing pursuant to prior agreements between the parties unrelated to the Note. Upon full payment of the note and interest to FEN, FEN will then continue to receive a reduced on going 10% of Easy FEN Equipment sales.

The Note will be automatically renewed for another 180 day period as long as a minimum of Sixty Thousand Dollars ($60,000) is paid against the note in each 180 day period until interest and principal are paid in full. There is no prepayment penalty.

The Agreement was consummated on May 14, 2024, but was made effective by the parties as of March 31, 2024 for accounting and operational purposes going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

DIGITAL UTILITIES VENTURES, INC.

By: /s/ Mark Gaalswyk Name: Mark Gaalswyk

Title: Chief Executive Officer